Exhibit 5/23.2



                                 May 21, 1996



  DST Systems, Inc.
  1055 Broadway
  Kansas City, Missouri  64105

  Attention:  Robert C. Canfield, Esq.
              Senior Vice President, General Counsel & Secretary

  RE: Registration of 6,000,000 shares (the "Shares") of Common Stock, $0.01 par value (the "Common Stock"), of DST Systems, Inc. to be issued under the DST Systems, Inc. 1995 Stock Option and Performance Award Plan (the "Plan") on Form S-8 dated May 21, 1996 (the "Registration Statement")

  Ladies and Gentlemen:

       We have acted as counsel to DST Systems, Inc., a Delaware corporation (the "Company"), in connection with the above-referenced matter. We are rendering this opinion pursuant to Item 8 of the Form S-8 and Item 601 of the Securities and Exchange Commission's Regulation S-K.

       In connection with rendering this opinion, we have examined and relied on the following:

       (a)  The Plan;

       (b)  The  Registration Statement  expected to  be  filed on  May 21,
  1996; and

       (c) A Secretary's Certificate on behalf of the Company dated May 21, 1996, a Secretary's Certificate on behalf of Kansas City Southern Industries, Inc. dated May 21, 1996, and such other documents, certificates and records of public officials and the Company and its officers and other documents and legal matters as we have deemed necessary for the purpose of rendering this opinion.

       In   rendering  the   opinion  herein,   we  have   assumed  without
  investigation:

       (a)  At the time of issuance of the Shares that:

            (1) The Shares have been issued in accordance with the terms of the Plan;

            (2) The Company has received the consideration for the Shares in accordance with the terms of the Plan and all other terms and conditions of the Plan have been satisfied;

            (3) The certificates or other records evidencing the Shares and the ownership thereof are in proper form and have been duly and properly completed and properly executed;

            (4) The Shares have been duly delivered pursuant to the terms of the Plan;

            (5)  There has  been no  change in  the applicable  law or  the
                 pertinent   provisions  of   the  Company's   Articles  of
                 Incorporation or Bylaws since the date of this opinion;

            (6) The shares of Common Stock issued and the shares of Common Stock reserved for issuance together with the Shares do not exceed the shares of Common Stock authorized in the Company's Certificate of Incorporation;

            (7) The board of directors of the Company has taken the necessary actions to duly authorize the issuance of the Shares;

            (8) The board of directors of the Company will have taken the necessary corporate action determining that the value of the consideration to be received for the issuance of the Shares is at least equal to the par value of such Shares, and there is no actual fraud in the taking of such action; and

            (9) All required filings with and reports to the Secretary of the State of Delaware and Delaware taxing authorities on behalf of the Company have been duly made on a timely basis, and neither the incorporation, corporate status or good standing of the Company has been revoked or rescinded.

       (b)  The genuineness  of  all  signatures,  the  legal  capacity  of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals from which such copies were made.

       Subject to the assumptions, qualifications and our examination as described herein, it is our opinion that the Shares to be issued under the Plan, upon issuance, will be validly issued, fully paid and nonassessable.

       We are admitted to the Bars of the States of Missouri and Kansas, and we express no opinion as to the laws of any jurisdictions other than the laws of the United States and the States of Missouri and Kansas and, to the extent specifically referred to herein, the General Corporation Law of the State of Delaware. With respect to such law of the State of Delaware, while we are not admitted to practice law in that jurisdiction, we are familiar with the provisions of such law as reported in standard compilations thereof on which we have relied.

       This opinion is solely for the information of and may be relied on only by the addressee hereof, and no other person is entitled to rely on this opinion for any purpose. Further, this opinion is not to be quoted in whole or in part or otherwise referred to (except in a list of closing documents) nor is it to be filed with or delivered to any governmental agency or other person without our prior written consent.

       This opinion is based on applicable law and our understanding of factual matters at the date hereof, and we disclaim any obligation to revise or supplement this opinion based upon any change in applicable law or any factual matter that occurs or comes to our attention after the date hereof.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under
  Section 7 of the Securities Exchange Act of 1934, as amended.

                                          Very truly yours,

                                          /s/ Watson & Marshall L.C.